Exhibit 32.1

Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements

I, Jeffrey L. Radke, Chief Executive Officer, and John M. Modin, Chief Financial Officer, of PXRE Group Ltd., a Bermuda corporation (the “Company”), hereby certify that, based on our knowledge:

(1)    The Company’s periodic report containing financial statements on Form 10-Q for the period ended September 30, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*	*	*

Date: As of October 28, 2005

CHIEF EXECUTIVE OFFICER:	CHIEF FINANCIAL OFFICER:

/s/ Jeffrey L. Radke	/s/ John M. Modin

Jeffrey L. Radke	John M. Modin

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